Exhibit 3.32

CERTIFICATE OF FORMATION

OF

SANTA BARBARA ASSET MANAGEMENT, LLC

This Certificate of Formation of SANTA BARBARA ASSET MANAGEMENT, LLC (the “Company”), has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.             Name. The name of the limited liability company formed hereby is:

Santa Barbara Asset Management, LLC

2.             Registered Office. The address of the registered office of the Company in the State of Delaware is:

c/o National Corporate Research, Ltd.

615 South DuPont Highway

Kent County

Dover, Delaware 19901

3.             Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is:

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, Delaware, 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 19th day of July, 2005.

/s/ Michael E. Pfau
Name: Michael E. Pfau
An Authorized Person